Exhibit 99

The First Bancshares, Inc. Officers to Present at Gulf South Bank Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--May 10, 2011--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation to bank stock analysts at the Gulf South Bank Conference at the Ritz Carlton Hotel in New Orleans, Louisiana, Wednesday, May 11, 2011 at 8:25 a.m. central time.

M. Ray “Hoppy” Cole, Jr., President and CEO and Dee Dee Lowery, EVP and CFO will discuss the overall business strategies and financial performance of The First Bancshares, Inc. A live webcast of the presentation may be accessed by clicking on http://cc.talkpoint.com/snlf001/050911a_ah/?entity=19_8X7XWGJ. The presentation will also be available at the company’s internet website (www.thefirstbank.com).

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins and Gulfport, Mississippi. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, CEO, 601-268-8998
or
DeeDee Lowery, CFO, 601-268-8998